EXHIBIT 23

                      Consent of Independent Auditors




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-46395) pertaining to the 1992 Stock Option Plan of Care Enterprises, Inc. of our report dated March 10, 1994, with respect to the consolidated financial statements and schedules of Care Enterprises, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1993.


                                                   ERNST & YOUNG


March 25, 1994